EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

OSI SYSTEMS, INC.

(a Delaware corporation)

I.

The name of this corporation is “OSI Systems, Inc.” (the “Corporation”).

II.

The address of the Corporation’s registered office in the 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

III.

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

IV.

A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, as “Common Stock” and “Preferred Stock”. The total number of shares which the Corporation is authorized to issue is one hundred ten million (110,000,000) shares, $0.001 par value. One hundred million (100,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock.

B. Rights, Preferences and Restrictions of Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation, and the Board of Directors is hereby expressly vested with authority, to the fullest extent now or hereafter provided by law, to adopt any such resolution or resolutions. The Board of Directors may increase or decrease the number of shares of any such series subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.

V.

The number of directors that constitutes the entire Board of Directors shall be no less than five (5) nor more than nine (9), the exact number of directors to be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors.

VI.

Stockholders shall not be permitted to cumulate votes at any election of directors.

VII.

Except as otherwise provided by law, vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, provided that a vacancy created by the removal of a director by stockholders may be filled only by the vote of a majority of the shares entitled to vote on the election of such director, present in person or represented by proxy at a duly called and convened meeting of stockholders, or by the written consent of holders of a majority of the outstanding shares entitled to vote on the election of such director.

VIII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IX.

A. Except as otherwise provided in the Bylaws, the Bylaws may be amended or repealed or new Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote generally in the election of directors. In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal Bylaws.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Advance notice of stockholder nominations for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

X.

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chief Executive Officer of the Corporation, the Chairman of the Board of Directors or a majority of the authorized number of directors or by stockholders of record who hold in the aggregate at least 10% percent of the voting power of the outstanding shares of the Corporation entitled to vote at the meeting in the manner provided in the Bylaws, but such special meetings may not be called by any other person or persons.

XI.

Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of record on the record date (established in the manner provided in the Bylaws) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that in the case of the election or removal of directors by written consent, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, further, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not theretofor been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

XII.

Meetings of stockholders may be held within or without the State of Delaware. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

XIII.

The Corporation shall have perpetual existence.

XIV.

A. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is hereafter amended to authorize further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

B. Any repeal or modification of the foregoing provisions of this Article XIV shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

XV.

A. To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation.

B. Any repeal or modification of any of the foregoing provisions of this Article XV shall not adversely affect any right or protection of any such agent or other person existing at the time of, or increase the liability of any such agent or other person with respect to any acts or omissions of such agent or other person occurring prior to such repeal or modification.

XVI.

Pursuant to Section 203(b)(1) of the DGCL, the Corporation shall not be governed by the provisions of Section 203 of the DGCL.

XVII.

The name and mailing address of the incorporator are as follows:

Victor S. Sze

c/o OSI Systems, Inc.

12525 Chadron Avenue

Hawthorne, CA 90250

IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation on this 3rd day of March, 2010.

/s/ Victor S. Sze
Victor S. Sze, Incorporator

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